EXHIBIT 21
Subsidiaries of Registrant

	State of	Names Under Which
Name of Subsidiary	Organization	Does Business
Out of the Blue Productions, LLC	California	Out of the Blue Productions, LLC
The Hunt, The Motion Picture, LLC	Oklahoma	The Hunt, The Motion Picture, LLC
Surveillance, The Motion Picture, LLC	Oklahoma	Surveillance, The Motion Picture, LLC
Souls Midnight LLC	Oklahoma	Souls Midnight LLC
Fingerprint Productions LLC	Oklahoma	Fingerprint Productions LLC
SDC Holdings, LLC	Oklahoma	SDC Holdings, LLC
Advanced Medical Enterprises, LP	Texas	Advanced Medical Enterprises, LP
Sleep Disorder Centers, LLC	Oklahoma	Sleep Disorder Centers, LLC
Sleep Center of Tulsa, LLC	Oklahoma	Sleep Center of Tulsa, LLC
Sleep Center of NW Oklahoma City, LLC	Oklahoma	Sleep Center of NW Oklahoma City, LLC
Sleep Center of Edmond, LLC	Oklahoma	Sleep Center of Edmond, LLC
Texas Center for Sleep Disorders, LP	Texas	Texas Center for Sleep Disorders, LP
Sleep Center of Lubbock, LP	Texas	Sleep Center of Lubbock, LP
Sleep Center of Keller, LP	Texas	Sleep Center of Keller, LP
Sleep Center of Keller, LP	Texas	Texas Center for Sleep Disorders at Bedford
Sleep Center of Keller, LP	Texas	Texas Center for Sleep Disorders at Southlake
Sleep Center of McKinney, LP	Texas	Sleep Center of McKinney, LP
Sleep Center of Plano, LP	Texas	Sleep Center of Plano, LP
Sleep Center of Granbury, LP	Texas	Sleep Center of Granbury, LP
Texas Center for Sleep Disorders at Willow Bend, LP	Texas	Texas Center for Sleep Disorders at Willow Bend, LP
Nocturna Sleep Center, LLC	Nevada	Nocturna Sleep Center, LLC
Sleep Practice Management, LLC	Oklahoma	Sleep Practice Management, LLC
Sleep Center of Norman, LLC	Oklahoma	Nocturna of Norman
TCSD of Waco, LP	Texas	TCSD of Waco, LP
Capital Sleep Management, LLC	Texas	Capital Sleep Management, LLC
Sleep Holdings of Texas, LLC	Texas	Sleep Disorder Centers, LLC
TCSD Clinic, LLC	Texas	TCSD Clinic, LLC
ApothecaryRx LLC	Oklahoma	ApothecaryRx LLC